Exhibit 10.11
SUPPLEMENTAL INDEMNITY AGREEMENT

This Supplemental Indemnity Agreement (this “Agreement”) is effective as of December 31, 2022 (the “Effective Date”) by and between POST HOLDINGS, INC., a Missouri corporation (“PHI”) and ______________ (“Indemnitee”).

WHEREAS, PHI is the sole member of PHPC Sponsor, LLC, a Delaware limited liability company (“Sponsor”);

WHEREAS, Sponsor is a stockholder of Post Holdings Partnering Corporation, a Delaware corporation (“PHPC”), holding 100% of the shares of Series F common stock and 5,090,000 units of PHPC;

WHEREAS, Indemnitee is a director or officer of PHPC, and in such capacity is performing a valuable service for PHPC and, in turn, for Sponsor and PHI;

WHEREAS, Indemnitee may be entitled to indemnification by PHPC pursuant to the Amended and Restated Certificate of Incorporation (the “Charter”) and the Amended and Restated Bylaws (the “Bylaws”) of PHPC, as well as pursuant to applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, Indemnitee also has executed an Indemnity Agreement with PHPC (the “Indemnity Agreement”), whereby PHPC has agreed to indemnify Indemnitee for certain matters;

WHEREAS, on August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law, providing for, among other things, a new United States (the “U.S.”) federal 1% excise tax on certain repurchases of stock by publicly traded U.S domestic corporations occurring on or after January 1, 2023 (the “Excise Tax”);

WHEREAS, it has not yet been determined whether the IR Act will apply to redemptions, other share repurchases or distributions that occur in connection with (i) a merger, share exchange, asset acquisition, share purchase, reorganization or similar partnering transaction with one or more businesses that PHPC has not yet identified (a “Partnering Transaction”); (ii) a vote to extend the time PHPC has to consummate a Partnering Transaction beyond the period currently specified in the Charter or (iii) the liquidation or dissolution of PHPC in the event that no Partnering Transaction occurs (each of (i), (ii) and (iii), a “Possible Excise Tax Transaction”);

WHEREAS, in the event a Possible Excise Tax Transaction occurs, it may not yet have been determined whether the IR Act will apply to such Possible Excise Tax Transaction and if PHPC will be required to pay any Excise Tax in association with such Possible Excise Tax Transaction;

WHEREAS, in order to induce Indemnitee to continue to serve as a director or officer of PHPC, PHI deems it to be desirable and in PHI’s best interest to indemnify Indemnitee for any Claims (as such term is defined below); and

WHEREAS, this Agreement is a supplement to, and in furtherance of, the Charter, the Bylaws, the DGCL and the Indemnity Agreement, and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee thereunder.

NOW THEREFORE, in consideration of Indemnitee’s continued service as a director or officer of PHPC on and after the date hereof, PHI and Indemnitee agree as follows:

1.Indemnity of Indemnitee. Subject to the exclusions set forth in Section 2 hereof, PHI hereby agrees to hold harmless and indemnify Indemnitee against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with any Claim. Such indemnification shall be made by PHI without regard to whether or not there has been a determination that Indemnitee has met any standard of conduct prescribed by law or otherwise in connection with the specific matter for which indemnification is sought by (i) a majority of the directors of PHPC who are not parties to such Claim, even though less than a quorum; (ii) a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) independent legal counsel by written opinion; or (iv) PHPC’s stockholders by a majority vote. For purposes of this Agreement, a “Claim” is a threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by, or in the right of, PHPC) relating to any failure by PHPC to pay all or any portion of the Excise Tax to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time (whether before or after the date of this Agreement) becomes a director, officer, employee or agent of PHPC, or is or was serving or at any time (whether before or after the date of this Agreement) serves at the request of PHPC as a director, officer, employee, member, trustee or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit).

2.Limitations on Additional Indemnity.

(a)Notwithstanding anything else contained in this Agreement, no indemnity shall be paid by PHI pursuant to this Agreement if payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity or advancement provision, including under the Indemnity Agreement or otherwise from PHPC, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise, or on account of Indemnitee’s conduct which is finally judicially adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(b)Notwithstanding anything else contained in this Agreement, PHI shall not be required to indemnify Indemnitee for a Claim under the terms of this Agreement to the extent that PHPC already has indemnified Indemnitee for such Claim.

3. Continuation of Indemnity. All agreements and obligations of PHI contained herein shall continue during the period Indemnitee is a director or officer of PHPC and shall continue thereafter so long as Indemnitee shall be subject to any possible Claim.

4.Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any Claim, Indemnitee will notify PHI of the commencement thereof; provided, however, that the omission to so notify PHI will not relieve PHI from any liability which it may have to Indemnitee under this Agreement unless and to the extent that PHI’s rights are prejudiced by such failure. With respect to any Claim as to which Indemnitee notifies PHI of the commencement thereof:

(a)PHI will be entitled to participate in the defense thereof at its own expense;

(b)except as otherwise provided below, PHI, jointly with any other party, will be entitled to assume the defense thereof at PHI’s expense, with counsel reasonably satisfactory to Indemnitee. After notice from PHI to Indemnitee of its election to so assume the defense thereof, PHI will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof unless Indemnitee shall have reasonably concluded that there may be a conflict of interest between PHI and Indemnitee in the conduct of the defense of such Claim, in which case, PHI shall not be entitled to assume the defense of such Claim; and

(c)PHI shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without PHI’s written consent. PHI shall not settle any Claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither PHI nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

5.Advancement and Repayment of Expenses.

(a)To the extent that PHI assumes the defense of any Claim, Indemnitee agrees that he or she will reimburse PHI for all reasonable expenses paid by PHI in defending such Claim in the event, and only to the extent that, it shall be ultimately judicially determined that Indemnitee is not entitled to be indemnified by PHI for such expenses under the provisions of this Agreement.

(b)To the extent that PHI does not assume the defense of any Claim, PHI shall advance to Indemnitee all reasonable expenses, including all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with defending, preparing to defend or investigating any civil or criminal action, suit or proceeding, within twenty (20) days after the receipt by PHI of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Claim. Such statement or statements shall reasonably evidence the expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay all of such expenses advanced if it shall be ultimately judicially determined that Indemnitee is not entitled to be indemnified against such expenses. Any advances and undertakings to repay pursuant to this paragraph shall be unsecured and interest-free.

6.Enforcement.

(a)PHI expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on PHI hereby in order to induce Indemnitee to continue to serve as a director or officer of PHPC and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

(b)In the event that Indemnitee is required to bring any action to enforce rights or to collect monies due under this Agreement and is successful in such action, PHI shall reimburse Indemnitee for all of Indemnitee’s attorneys’ fees and expenses in bringing and pursuing such action.

7.Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

8.Non-Exclusivity. The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, the Indemnity Agreement, any other agreement or otherwise.

9.Governing Law; Entire Agreement; Binding Effect; Amendment and Termination.

(a)This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the U.S. District Court for the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereto also hereby irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the U.S. District Court for the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or clam in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Without limiting any of the rights of Indemnitee under the Charter, the Bylaws or the Indemnity Agreement, as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)This Agreement shall be binding upon Indemnitee and upon PHI, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her heirs, personal representatives and assigns, and to the benefit of PHI, its successors and assigns.

(d)No amendment, modification, termination or cancellation of this Agreement shall be effective unless signed in writing by both parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

POST HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name: